Exhibit 1.1

[ ], 2013

BMO NESBITT BURNS INC.

RBC DOMINION SECURITIES INC.

MORGAN STANLEY & CO. LLC

As Representatives of the Several Underwriters,

c/o BMO Nesbitt Burns Inc.

1 First Canadian Place

4th Floor, P.O. Box 150

Toronto, ON M5X 1H3

Ladies and Gentlemen:

Pattern Energy Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for which you are acting as representatives (the “Representatives”), [—] shares of Class A common stock of the Company, par value $0.01 per share (“Class A Common Stock,” and together with Class B common stock of the Company, par value $0.01 per share, “Common Stock”). The aggregate of [—] shares to be sold by the Company are hereinafter referred to as the “Firm Shares”.

In addition, Pattern Renewables LP, a Delaware limited partnership (“Pattern Renewables”), proposes to sell to the Underwriters up to [—] shares of Class A Common Stock (the “Additional Shares”) if, and to the extent, that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

Pattern Energy Group LP, a Delaware limited partnership (“PEG LP,” and together with Pattern Renewables, the “PEG Parties”), is the sole member of the general partner of Pattern Renewables. Immediately prior to or concurrently with the consummation of the sale of the Firm Shares by the Company to the Representatives, Pattern Renewables will contribute or cause to be contributed to the Company through a series of transactions its direct or indirect ownership interest in the entities and related assets as set forth in the U.S. Preliminary Prospectus (as defined herein) under the heading “Structure and Formation of Our Company” (collectively, the “Contribution Transactions”). In connection with this offering and the Contribution Transactions, the Company will enter into the agreements listed in Schedule IV hereto on or prior to the completion of this offering, which agreements are collectively referred to herein as the “Transaction Documents.”

It is further understood that, as of the date hereof, Pattern Renewables owns 100% of the equity interests in the Company, and that immediately following the Contribution Transactions:

(a)     Pattern Energy Group Holdings LP, a Delaware limited partnership (“PEG Holdings”), will own 100% of the limited liability company interests in Pattern Energy GP LLC, a Delaware limited liability company (“Pattern GP”), the general partner of PEG LP, and 100% of the limited partner interests in PEG LP;

(b)     Pattern GP will own an economic general partner interest in PEG LP;

(c)     PEG LP will own 100% of the limited liability company interests in Pattern Renewables GP LLC, a Delaware limited liability company (“Renewables GP”) and the general partner of Pattern Renewables, and a 100% limited partner interest in Pattern Renewables;

(d)     the Company will own 100% of the equity interests in each of Pattern Chile Holdings LLC, a Delaware limited liability company (“Chile Operations Holdings”), Pattern US Operations Holdings LLC, a Delaware limited liability company (“US Operations Holdings”), and Pattern Canada Operations Holdings ULC, an unlimited liability company formed under the laws of the Province of Nova Scotia (“Canada Operations”);

(e)     Chile Operations Holdings will own a 100% [—] interest in Pattern Chile Holdings SpA, a sociedad por acciones organized under the laws of Chile (“Chile Holdings”), and Chile Holdings will hold a 100% [—] interest in Pattern Chile Operators SpA, a sociedad por accciones organized under the laws of Chile (“Chile Operators”), and a 45% [—] interest in AEI-Pattern Holding Limitada, a sociedad de responsibilidad limitada organized under the laws of Chile (“AEI-Pattern Holding”);

(f)     AEI-Pattern Holding will own a 70% [—] interest in Parque Eólico El Arrayán SpA, a sociedad por accciones organized under the laws of Chile (“Parque Eólico El Arrayán”);

(g)     US Operations Holdings will own a 100% limited liability company interest in each of Pattern US Finance Company LLC, a Delaware limited liability company (“US Finco”), Pattern Operators Puerto Rico LLC, a Delaware limited liability company (“Operators Puerto Rico”), Ocotillo Wind Holdings LLC, a Delaware limited liability company (“Ocotillo Holdings”) and Pattern Operators GP LLC, a Delaware limited liability company (“Operators GP”), and a 100% limited partner interest in Pattern Operators LP, a Delaware limited partnership (“Operators LP”);

(h)     Operators GP will own a non-economic general partner interest in Operators LP;

(i)     US Finco will own a 100% limited liability company interest in each of Nevada Wind Holdings LLC, a Delaware limited liability company (“Nevada Holdings”), Hatchet Ridge Holdings LLC, a Delaware limited liability company (“Hatchet Holdings”), Pattern Gulf Wind Equity LLC, a Delaware limited liability company (“Gulf Wind Equity”) and Santa Isabel Holdings LLC, a Delaware limited liability company (“Santa Isabel Holdings”);

(j)     Nevada Holdings will own a 100% limited liability company interest in Spring Valley Wind LLC, a Delaware limited liability company (“Spring Valley Wind”);

(k)     Hatchet Holdings will own a 100% limited liability company interest in Hatchet Ridge Wind, LLC, a Delaware limited liability company (“Hatchet Ridge Wind”);

(l)     Gulf Wind Equity will own 60% of the outstanding Class B units representing limited liability company interests in Pattern Gulf Wind Holdings LLC, a Delaware limited liability company (“Gulf Wind Holdings”);

(m)     Gulf Wind Holdings will own a 100% limited liability company interest in Pattern Gulf Wind LLC, a Delaware limited liability company (“Gulf Wind”);

(n)     Santa Isabel Holdings will own a 100% limited liability company interest in Pattern Santa Isabel LLC, a Delaware limited liability company (“Santa Isabel”);

(o)     Ocotillo Holdings will own a 100% limited liability company interest in Ocotillo Express LLC, a Delaware limited liability company (“Ocotillo Express”);

(p)     Canada Operations will own 100% of the common shares of each of Pattern South Kent GP Holdings Inc., a corporation formed pursuant to the Canada Business Corporations Act (“South Kent GP Holdings”), Pattern Operators Canada ULC, an unlimited liability company formed under the laws of the Province of Nova Scotia (“Operators Canada”), and Pattern Canada Finance Company ULC, an unlimited liability company formed under the laws of the Province of Nova Scotia (“Canada Finco”), and a 49.99% limited partner interest in South Kent Wind LP, a limited partnership formed under the laws of the Province of Ontario (“South Kent”);

(q)     South Kent GP Holdings will own 50% of the common shares of South Kent Wind GP Inc., a corporation formed under the Canada Business Corporations Act (“South Kent GP”);

(r)     South Kent GP will own a 0.02% general partner interest in South Kent;

(s)     Canada Finco will own 100% of the common shares of Pattern St. Joseph Holdings Inc. (“St. Joseph Holdings”), a corporation formed under the Canada Business Corporations Act; and

(t)     St. Joseph Holdings will own 100% of the common shares of St. Joseph Windfarm Inc., a corporation formed under the Canada Business Corporations Act (“St. Joseph”). The entities listed in clauses (d) through and including (u) above are collectively referred to herein as the “Contributed Assets.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 377-00040), including a related preliminary prospectus or prospectuses, registering the sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The preliminary prospectus, dated [—], 2013, included in the registration statement immediately prior to the time of its effectiveness, which omitted the information that will be deemed to be part of the registration statement pursuant to Rule 430A under the Securities Act at the time the registration statement was declared effective (the “Rule 430A Information”) is referred to herein as the “U.S. Preliminary Prospectus.” The registration statement as amended at the time it becomes effective, including the Rule 430A Information, is hereinafter referred to as the “Registration Statement.” The prospectus in the form first used to confirm sales of Shares in the United States (or first made available to the Underwriters by the Company to meet requests of purchasers in the United States pursuant to Rule 173 of the Securities Act) is referred to herein as the “U.S. Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Company has prepared and filed a preliminary base PREP prospectus relating to the Shares in the English and French languages in accordance with the rules and procedures established pursuant to National Instrument 44-103—Post-Receipt Pricing (“NI 44-103”) for the pricing of securities after the receipt for a prospectus has been obtained (the “Canadian Preliminary Prospectus”) with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada (“Canadian Securities Commissions”). The Company has obtained a receipt from the OSC for the Canadian Preliminary Prospectus and a receipt for the Canadian Preliminary Prospectus has been deemed to have been issued by each of the Canadian Securities Commissions (other than the OSC) in accordance with Multilateral Instrument 11-102—Passport System (“MI 11-102”) and National Policy 11-202—Process for Prospectus Review in Multiple Jurisdictions (“NP 11-202” together with MI 11-102, the “Passport System”). The Company has also prepared and filed with the OSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the offering of the Shares in each of the provinces and territories of Canada in the English and French languages in accordance with NI 44-103 (the “Canadian Final Prospectus”), and has obtained a receipt from the OSC for the Canadian Final Prospectus and a receipt for the Canadian Final Prospectus has been deemed to have been issued by each of the Canadian Securities Commissions (other than the OSC) on the basis that the Company has satisfied the conditions pursuant to the Passport System. No order having the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commissions and no proceeding for that purpose has been initiated or threatened by any Canadian Securities Commissions. For purposes of this Agreement, all references to any Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus (as defined below), or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Canadian Securities Commissions pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

The Company will, promptly after the execution and delivery of this Agreement, prepare and file with the Canadian Securities Commissions, in accordance with NI 44-103, a supplemented PREP prospectus setting forth the PREP Information (as defined below) (in the English and French languages, as applicable, the “Canadian Supplemented Prospectus”). The information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus and which is deemed under NI 44-103 to be incorporated by reference in the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus is referred to herein as the “PREP Information.” The U.S. Prospectus and the Canadian Supplemented Prospectus are referred to collectively, as the “Prospectus.”

For purposes of this Agreement, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act, “Time of Sale U.S. Prospectus” means the U.S. Preliminary Prospectus, together with any issuer free writing prospectuses, the pricing information and other information, if any, set forth on Schedule II hereto, “Applicable Time” means [—] Eastern Time on [—], 2013, “Time of Sale Canadian Prospectus” means the Canadian Final Prospectus and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. The Time of Sale U.S. Prospectus and the Time of Sale Canadian Prospectus are collectively referred to herein as the “Time of Sale Prospectus.”

1.     Representations and Warranties of the Company and the PEG Parties. The Company and the PEG Parties jointly and severally represent and warrant and agree with each of the Underwriters that:

(a)     Based on advice of the Commission, the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the PEG Parties, threatened by the Commission.

(b)     (i) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Canadian Final Prospectus when it was filed was, and as amended and supplemented, if applicable, will when filed be, true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by applicable securities laws in each of the provinces and territories in Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rules and orders of the Canadian Securities Commissions, all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (the “Canadian Securities Laws”), and does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Canadian Preliminary Prospectus and the Canadian Final Prospectus comply and, as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus), if applicable, will comply in all material respects with Canadian Securities Laws, (v) as of the Applicable Time, at the time of each sale of Shares in connection with the offering when the U.S. Prospectus is not yet available (on EDGAR or otherwise) to prospective purchasers and at the Closing Date, the Time of Sale U.S. Prospectus, as then amended or supplemented by the Company, if applicable, did not or will not when filed, as applicable, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) as of the Applicable Time, the Time of Sale Canadian Prospectus, other than excluding the PREP information to be included in the Canadian Supplemented Prospectus, is true and correct in all material respects and contains full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by the Canadian Securities Laws, (vii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) (x) the U.S. Prospectus, as of its date and as of the Closing Date, does not contain and, as amended or supplemented, if applicable, will not when filed contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) the Canadian Supplemented Prospectus, as of its date and as of the Closing Date, will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties set forth in this paragraph do not apply to (a) statements or omissions in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, the Prospectus (or any supplement thereto) or any broadly available road show made in reliance upon or in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of an Underwriter expressly for use therein as set forth in Section 10(g) herein (such information, the “Underwriters’ Disclosure”); and (b) solely with respect to the Company, the information furnished to the Company by or on behalf of the PEG Parties expressly for use therein, it being understood and agreed that in respect of the PEG Parties such information consists only of the legal name, address and number of shares of Common Stock owned by the PEG Parties before and after the offering, including such information in the related footnotes, but excluding percentages (the “PEG Parties Information”);

(c)     The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)     From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (a “Testing-the-Waters Communication”)), the Company has been through the date hereof and will be through the Closing Date (as defined in Section 5 hereto) an “emerging growth company” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company has not (i) engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, (ii) authorized anyone other than individuals employed by or associated with the Representatives (the “Authorized Parties”) to engage in any Testing-the-Waters Communication or (iii) approved any materials for use in Testing the Waters Communications other than those reviewed and approved by the Authorized Parties.

(e)     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or hold its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing, as applicable, of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), shareholders’ equity, business, properties (including the Contributed Assets), results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or a material adverse effect on the ability of the Company or any of its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(f)     Each entity that, following the consummation of the Contribution Transactions, will be a direct or indirect subsidiary of the Company (each a “subsidiary” and collectively, the “subsidiaries”) that are listed on Schedule III hereto has been duly incorporated or formed, is validly existing as a corporation, limited liability company, limited partnership, unlimited liability company, sociedad por acciones, sociedad de responsabilidad limitada or similar legal entity in good standing (or similar status to the extent is exists) under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the corporate, limited liability company, limited partnership, unlimited liability company, sociedad por acciones, sociedad de responsabilidad limitada or other applicable power and authority, as the case may be, to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or, in each case, such similar status in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing, as the case may be, of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(g)     Following the consummation of the Contribution Transactions, the Company will, directly or indirectly, own the equity interests of its subsidiaries in the manner set forth in subparagraphs (e)-(t) in the fourth paragraph of this Agreement, all of the issued shares of share or partnership capital of each subsidiary owned by the Company will have been duly authorized and validly issued in accordance with the organizational documents of each such subsidiary, and will be fully paid (to the extent required under such organizational documents) and, other than any general partner interests in any of the subsidiaries, non-assessable (except (i) in the case of an interest in an Delaware limited liability company, as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (ii) in the case of a limited partner interest in a Delaware limited partnership, Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such non-assessability may be affected by similar provisions of such jurisdiction’s statutory rules (including, in the case of Canada Operations, Operators Canada and Canada Finco, the unlimited liability nature of shares of unlimited liability companies), and the Company will own, directly or indirectly, such equity interests free and clear of all liens, encumbrances, securities interests, charges or other claims (collectively, “Liens”) other than (i) those described in or under agreements contemplated by the Time of Sale Prospectus and the Prospectus or (ii) as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the Time of Sale Prospectus and the Prospectus.

(h)     Following the consummation of the Contribution Transactions, the authorized share capital of the Company will conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)     The Shares have been duly authorized and, when issued, and when paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of preemptive or similar rights.

(j)     Following the consummation of the Contribution Transactions, the Company or its subsidiaries, as applicable, will have satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually and in the aggregate, required to enable the Company and the subsidiaries to conduct their operations in all material respects as contemplated by, and subject to the limitations set forth in, the Time of Sale Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement.

(k)     Except as described in the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding, or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(l)     This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including execution and delivery of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof and the Canadian Supplemented Prospectus under Canadian Securities Laws in each of the provinces and territories of Canada.

(m)     Each of the Transaction Documents has been duly authorized and, at or before the Closing Date, will have been duly executed and delivered by the Company and its subsidiaries that are parties thereto, and, assuming the due authorization, execution and delivery by the other parties thereto (other than the subsidiaries of the Company), each is or will be at the Closing Date, a valid and binding obligation of the Company and its subsidiaries, as applicable, enforceable against each such party in accordance with its terms, except, with respect to each Transaction Document, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(n)     Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the

Company or any subsidiary is subject, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except, in the cases of clauses (ii) and (iii), for such defaults and violations that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company or any of its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(o)     None of (i) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Transaction Documents, (ii) the issue and sale of the Shares nor (iii) the application of the net proceeds to the Company from this offering in the manner described under the heading “Use of Proceeds” section of the Time of Sale Prospectus, will conflict with, result in a breach or constitute a default under (A) any provision of law applicable to the Company or any of its subsidiaries, (B) the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, (C) any agreement or other instrument binding upon the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except in the case of clauses (A), (C) and (D), for any such breach, violation, or default that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(p)     Each agreement or other instrument listed on Schedule V hereto (each as amended, a “Covered Agreement,” and collectively, the “Covered Agreements”) is a valid and legally binding agreement of the Company and its subsidiaries, as applicable, enforceable against each such party in accordance with its terms, except, with respect to each Covered Agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(q)     No consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company or any of its subsidiaries is required for the performance by the Company of its obligations under this Agreement and the other Transaction Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable securities exchange or automated quotation systems, blue sky laws of any relevant jurisdictions or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the issue and sale of the Shares by the Company, (ii) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made prior to the Closing Date, or (iii) the filing of the Canadian Supplemented Prospectus.

(r)     The historical financial statements (including the related notes thereto) of the Company and its predecessor (as that term is used in each of the Time of Sale Prospectus and the Prospectus) included in each of the Time of Sale Prospectus and the Prospectus (collectively, the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of each of the Company and its predecessor, as applicable, as of the dates and for the periods indicated; the Financial Statements comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and Canadian Securities Laws and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated therein except as may be expressly stated in the related notes thereto; the other financial information included in each of the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of each of the Company and its predecessor, as applicable, and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included under the caption “Unaudited Pro Forma Financial Data” in each of the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and Canadian Securities Laws and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Prospectus and the Prospectus.

(s)     Since June 30, 2013, and except as otherwise disclosed in or contemplated by the Time of Sale Prospectus and the Prospectus, there has not been any event or development reasonably likely to result in a Material Adverse Effect.

(t)     Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the Company or the PEG Parties, threatened, to which the Company or any of its subsidiaries is a party or to which any of the property of the Company or any of its subsidiaries is or, to the knowledge of the Company or the PEG Parties, may be subject, that if determined adversely to the Company or any of its subsidiaries would have a Material Adverse Effect; and there are no (i) current or pending legal or governmental proceedings that are required under the Securities Act or Canadian Securities Laws to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described therein; or (ii) statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described therein.

(u)     The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)   Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries (i) are, and at all times prior hereto within the applicable statute of limitations has been, in compliance with all applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment, natural resources, or the generation, use, storage, management, treatment, transportation, disposal, presence, release or threatened release of, or exposure to, any material, substance or waste defined or regulated in relevant form, quantity or concentration as Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Materials or any Environmental Laws applicable to the Company or its subsidiaries, except in each case, where failure to comply would not have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum constituents or by-product, (D) any polychlorinated biphenyl, (E) any asbestos and asbestos containing materials, and (F) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(w)   Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any “person” (which term shall, throughout this Agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or qualified pursuant to the Canadian Final Prospectus.

(x)   None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the knowledge of the Company or the PEG Parties, any employee, agent, representative or affiliate controlled by the Company or any of its subsidiaries has taken or is aware of any action taken in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and the

Company, its subsidiaries and the PEG Parties, to the knowledge of the Company the PEG Parties, their respective affiliates that they control have conducted their businesses on behalf of the Company in compliance with the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Corruption of Foreign Public Officials Act (Canada), and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(y)     The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the PEG Parties, threatened.

(z)     (i)     Neither of the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director or executive officer of the Entity, nor to the knowledge of the Entity or the PEG Parties, any employee, agent or representative of the Entity acting on the Entity’s behalf, is a person that is, or is owned or controlled by a person that is:

(A)     the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)     located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria), except to the extent permitted by OFAC.

(ii)     The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A)     for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted by OFAC; or

(B)     in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) solely as a result of the Company making such proceeds from the offering available to any such person.

(iii)     For the past five (5) years, the Entity has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)     Subsequent to the respective dates as of which the information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into or approved any material transaction; (ii) the Company has not declared, paid or otherwise made any dividend or distribution on its capital stock; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case, as described in, or contemplated by, the Time of Sale Prospectus and Prospectus.

(bb)     Upon consummation of the Contribution Transactions, the Company and its subsidiaries will have good and marketable title in fee simple to, or valid and enforceable rights in the nature of a lease, easement, right of way, license or similar right to otherwise use, all real and personal property owned, leased or otherwise controlled by them that is material to the conduct of their respective businesses as described in the Time of Sale Prospectus and Prospectus, in each case free and clear of all Liens and defects, except such as (i) are described in the Time of Sale Prospectus and the Prospectus or (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the Time of Sale Prospectus and the Prospectus.

(cc)     The Company and its subsidiaries own or possess adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them as described in the Time of Sale Prospectus and Prospectus except where the failure to own or possess such rights would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(dd)     Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have, or are entitled to the benefit of, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee)     Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign governmental or regulatory authorities reasonably necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff)     There are no existing agreements, arrangements or transactions, between or among the Company or any it its subsidiaries and any officer or director of the Company, or subsidiary or any person related to the Company as described in Item 404(a) of Regulation S-K promulgated under the Act which are required to be described in the Registration Statement and the Pricing Prospectus under the caption “Certain Relationships and Related Party Transactions” and which are not so described.

(gg)     The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, as of the end of the period covered by the most recent audited financial statements included in the Registration Statement and the Canadian Final Prospectus there was no, and since such date the Company has not become aware of any, (i) material weakness in the Company’s or its predecessor’s internal control over financial reporting (whether or not remediated) and (ii) change in the Company’s or its predecessor’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(hh)     (i) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed about the Company and its subsidiaries in the reports the Company will file with the Commission under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

(ii)     Ernst & Young LLP, who has provided an audit report on certain financial statements of each of the Company and its predecessor included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are (i) independent public accountants with respect to each of the Company and its predecessor as required by the Securities Act and the rules and regulations thereof and Canadian Securities Laws; and (ii) there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations adopted by the Canadian Securities Administrators (“NI 51-102”)) with such firm. There has not been any disagreement (within the meaning of NI 51-102) with Ernst & Young LLP with respect to audits of the Company or its predecessor.

(jj)     Each of the Company and its subsidiaries has filed, or caused to be filed, in a timely manner all tax returns, reports and forms (including schedules thereto) that are required to have been filed by it (“Tax Returns”) with the United States Internal Revenue Service, the Canada Revenue Agency or any other federal, state, provincial, local or foreign governmental entity responsible for the imposition, collection or administration of taxes in any jurisdiction (“Taxing Authority”) prior to the date hereof (all of which Tax Returns were correct and complete in all respects), except, in any case, as would not have a Material Adverse Effect.

(kk)     Each of the Company and its subsidiaries has (1) paid or had paid on its behalf all taxes payable by it (including any applicable penalties and interest), whether or not a Tax Return is required to be filed in respect thereof, to the extent such taxes have become due and payable, except for any taxes being contested in good faith by appropriate proceedings, (2) collected or withheld all taxes required by law to be collected or withheld by it, and amounts so collected or withheld and not yet remitted, if any, will be remitted to the appropriate Taxing Authority when due, and (3) established reasonable reserves in its accounting records in accordance with GAAP in respect of taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings; except, in the case of (1), (2) and (3), as would not reasonably be expected to have a Material Adverse Effect.

(ll)     Neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement of any kind, other than (1) the organizational, operating and partnership agreements of the Company and its subsidiaries (for the avoidance of doubt, including tax allocations made pursuant to such agreements), (2) agreements entered into in the ordinary course of business that are not primarily related to taxes, (3) agreements that would not have a Material Adverse Effect or (4) as otherwise disclosed in the Time of Sale Prospectus or the Prospectus.

(mm)     No unresolved proceedings, investigations or audits pending or threatened regarding taxes exist with respect to the Company or any of its subsidiaries in respect of fiscal years ending on or before the Closing Date, other than tax audits, proceedings and investigations that (1) have been disclosed to the Underwriters prior to the date hereof for which the Company or its subsidiaries, as applicable, have established reasonable reserves in its accounting records in accordance with GAAP or (2) would not reasonably be expected to have a Material Adverse Effect.

(nn)     Except as described in the Registration Statement or the Canadian Final Prospectus, the Company has not sold, issued or distributed any of its Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act or under Canadian Securities Laws.

(oo)     Each of the Company and its subsidiaries that own operating facilities in the United States meets the requirements for, and has made the necessary filings with, or has been determined by, the Federal Energy Regulatory Commission (“FERC”) to be an exempt wholesale generator (“EWG”) within the meaning of Section 1262(6) of Public Utility Holding Company Act of 2005 (“PUHCA”). Each of the Company and its subsidiaries that is an EWG making wholesale sales not exempt from Section 205 of the Federal Power Act (“FPA”) is authorized by FERC pursuant to Section 205 of the FPA to sell electric power, including energy and capacity and certain ancillary services, at market-based rates and has received or applied for such waivers and blanket authorizations as are customarily granted by FERC to entities authorized to sell electric power at market-based rates, including, but not limited to, authorization to issue securities and assume obligations or liabilities pursuant to Section 204 of the FPA.

(pp)     There are no pending FERC proceedings that have been docketed in FERC’s “eLibrary” system in which the EWG status, market-based rate authority or the FPA Section 204 authority of any of the Company and its subsidiaries that have such authority, is subject to withdrawal, revocation or material modification other than FERC rulemakings of general applicability.

(qq)     Except as described in the Registration Statement, any of the Company or its subsidiaries with EWG certifications or market-based rate authorizations under Section 205 of the FPA are in compliance in all material respects with the terms and conditions of all orders issued by FERC under Sections 203, 204 and 205 of the FPA.

(rr)     The Company is a “holding company” within the meaning of Section 1262(8) of PUHCA solely with respect to its ownership of one or more EWGs and, as such, is exempt from Section 1265 of PUHCA pursuant to Section 1266 of PUHCA and 18 C.F.R. § 366.3.

(ss)     No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company or the PEG Parties, is contemplated or threatened that could reasonably be expected to have a Material Adverse Effect.

(tt)     Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company) has or could have any liability, contingent or otherwise (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any failure to comply that would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that would not have a Material Adverse Effect. For each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, except for any such failure that would not have a Material Adverse Effect. The fair market value of the assets of each Plan that is subject to ERISA and is required to be funded under ERISA equals or exceeds the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Plan (determined based on reasonable actuarial assumptions and the asset valuation principles established by the Pension Benefit Guaranty Corporation), except for any failure to be so funded that would not have a Material Adverse Effect. No “reportable event”, as defined in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), has occurred with respect to any Plan, except for any such event that would not have a Material Adverse Effect. Neither the Company nor any members of its Controlled Group have incurred or reasonably expect to incur (i) liability under Title IV of ERISA with respect to the termination or underfunding of any pension plan, (ii) any withdrawal liability within the meaning of Section 4201 of ERISA, or (iii) liability with respect to any “employee welfare benefit plan” (within the meaning of Section (3)(1) of ERISA) providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), in each case, except for any such liability that would not have a Material Adverse Effect.

(uu)     Each benefit and compensation plan, agreement, policy and arrangement (other than any such Plan, agreement, policy, or arrangement covered by Section 1(tt) hereof) that is maintained, administered, or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility (each, a “Company Compensation Arrangement”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except for any failure to comply that would not have a Material Adverse Effect. No action, suit, proceeding, hearing or investigation with respect to the administration, or the investment of the assets, of any Company Compensation Arrangement or Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company or the PEG Parties, threatened, except for any such action, suit, proceeding, hearing or investigation that would not have a Material Adverse Effect.

(vv)     The Company has made available to Garrad Hassan America, Inc. (“GL GH”), prior to the issuance of the report of GL GH addressed to the Company dated [—] (the “Independent Engineer’s Report”), for the purpose of preparing the Independent Engineer’s Report, all information requested by GL GH, which information did not contain any material misrepresentation at the time such information was provided. Neither the Company nor the PEG Parties is aware of a material adverse change in the Company’s business that has occurred and has not been disclosed to GL GH or in the Time of Sale Prospectus, that, if so disclosed, they believe would reasonably be expected to materially adversely change the summary conclusions of the Independent Engineer’s Report included in the Time of Sale Prospectus and Prospectus. The Company believes that the Independent Engineer’s Report reasonably presents the information contained therein as of the date of the report based upon information available at the time the Independent Engineer’s Report was prepared.

(ww)     The statistical, industry-related and market-related data included in the Time of Sale Prospectus and Prospectus are based on, or derived from, (i) sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived; or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(xx)     Except with respect to the Contribution Transactions or as disclosed in the Time of Sale Prospectus and Prospectus no acquisition has been made by the Company since January 1, 2012 that is a “significant acquisition” for the purposes of Item 35 of Form 41-101F1 of the Canadian Securities Administrators and no proposed acquisition by the Company of a business or related businesses has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that, if completed by the Company at the date of the Prospectus, would be a “significant acquisition” for the purposes of Item 35 of Form 41-101F1, in each case, that would require the prescribed disclosure in the Prospectus pursuant to Canadian Securities Laws.

(yy)     Neither the Company nor any of its subsidiaries is a party to any contract, agreement, or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or commission in connection with the offering and sale of the Shares contemplated hereby.

(zz)     The form of the certificate for the Common Stock has been approved by the board of directors of the Company and adopted by the Company and will comply with all legal and stock exchange requirements and will not conflict with the Company’s charter documents.

(aaa)     None of the Canadian Securities Commissions, or comparable Canadian authority has issued any order: (i) requiring trading in any of the Company’s securities to cease, (ii) preventing or suspending the use of the Time of Sale Prospectus and the Prospectus, or (iii) preventing the distribution of the Shares in any province or territory of Canada. The Company has not been informed that any such proceedings have been instituted for that purpose and, to the knowledge of the Company, no such proceedings are pending or contemplated.

(bbb)     Computershare Trust Company, N.A., at its principal office in the city of Canton, MA, has been duly appointed as U.S. registrar and transfer agent for the Common Stock of the Company, and [—], at its principal offices in the cities of [—], has been duly appointed as Canadian registrar and transfer agent for the Common Stock of the Company.

(ccc)     The Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof, which the Company is required to comply with as of the effectiveness of the Registration Statement.

(ddd)     The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(eee)     Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Prospectus and the Prospectus will violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(fff)     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Company has a reasonable basis for all information in the Prospectus that would be considered “forward-looking information” as defined in NI 51-102.

(ggg)     None of the Company nor its subsidiaries has any debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

(hhh)     The Shares have been approved for listing on the Nasdaq, subject to official notice of issuance and evidence of satisfactory distribution, and conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(iii)     Subject to the assumptions, limitations, estimates and other considerations set forth, and except as otherwise disclosed, in the Time of Sale Prospectus and the Prospectus, the financial forecast contained in the Prospectus under the heading “Cash Dividend Policy—Forecasted Cash Available for Distribution” (the “Forecast”) has been prepared: (i) based on a methodology consistent with U.S. GAAP and the Financial Statements; and (ii) using assumptions which reflect the Company’s planned courses of action for the periods covered by the Forecast given PEG LP’s and the Company’s judgment as to the most probable set of economic conditions (such assumptions being those assumptions which most closely reflect the Company’s planned courses of action). Subject to the assumptions, limitations, estimates and other considerations set forth, and except as otherwise disclosed, in the Time of Sale Prospectus and the Prospectus, the Forecast presents fairly and accurately in all material respects the expectation of the Company and PEG LP of cash available for distribution and Adjusted EBITDA of the Company for the Forecast period.

2.     Representations and Warranties of the PEG Parties. The PEG Parties jointly and severally represent and warrant and agree with each of the Underwriters that:

(a)     PEG LP has been duly formed, is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the limited partnership power and authority necessary to own or hold its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing, as the case may be, of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the ability of PEG LP to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(b)     Pattern Renewables has been duly formed, is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the limited partnership power and authority necessary to own or hold its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing, as the case may be, of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the ability of Pattern Renewables to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(c)     This Agreement has been duly authorized, executed and delivered by or on behalf of the PEG Parties. All necessary corporate and limited partnership action, as applicable, has been taken by the PEG Parties to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including execution and delivery of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof and the Canadian Supplemented Prospectus under Canadian Securities Laws in each of the provinces and territories of Canada.

(d)     Each of the Transaction Documents has been duly authorized by the PEG Parties that are party thereto and, at or before the Closing Date, will have been duly executed and delivered by the PEG Parties that are party thereto, and, assuming the due authorization, execution and delivery by the other parties thereto, each will be a valid and binding obligation of the PEG Parties that are party thereto, enforceable against each such party in accordance with its terms, except, with respect to each Transaction Document, as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(e)     On the Closing Date, Pattern Renewables will be the record and beneficial owner of the Additional Shares to be sold by it hereunder, free and clear of all security interests, claims, liens, equities or other encumbrances and will have full power and authority to enter into this Agreement and to sell its interest in the Additional Shares.

(f)     Upon payment for the Additional Shares to be sold by Pattern Renewables pursuant to this Agreement and delivery of such Additional Shares, as directed by the Underwriters, to the Underwriters pursuant to this Agreement (assuming that no such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) or Section 18 of the Securities Transfer Act, 2006 (Ontario) (the “STA”), to such Additional Shares)), (A) under section 8-501 of the UCC and Section 95 of the STA, each Underwriter that has purchased such Additional Shares delivered to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Additional Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC and Section 1.(1) of the STA) to such Additional Shares and (B) no action based on any “adverse claim” (within the meaning of Section 8-105 of the UCC and Section 18 of the STA) may be asserted against such Underwriter with respect to such Additional Shares.

(g)     Except as previously disclosed in writing to the Representatives, neither Pattern Renewables nor, to Pattern Renewables’ knowledge, any of its controlled affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(h)     Neither of the PEG Parties have taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any equity security of the Company to facilitate the sale or resale of the Shares.

(i)     No consent, approval or order of, or qualification with, any governmental body or agency is required for the performance by the PEG Parties of their respective obligations under this Agreement and the other Transactions Documents to which they are a party, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under the Securities Act or Exchange Act, applicable securities exchanges or automated quotation systems, blue sky laws of any relevant jurisdictions or the bylaws and rules of FINRA in connection with the issue and sale of the Additional Shares, or (ii) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made prior to the Closing Date, including but not limited to the filing of the Canadian Supplemented Prospectus.

(j)     None of (i) the execution and delivery by the PEG Parties of, or the performance by the PEG Parties of their respective obligations under, this Agreement or the Transaction Documents to which the PEG Parties are a party nor (ii) the issue and sale of the Additional Shares by Pattern Renewables will conflict with, result in a breach or violation of or constitute a default, as applicable, under (A) any provision of law applicable to the PEG Parties, (B) the charter, by-laws or similar organizational documents of the of the PEG Parties, (C) any agreement or other instrument binding upon the PEG Parties that is material to the PEG Parties, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the PEG Parties, except in the case of clauses (A), (C) and (D), for any such conflict, breach, violation, or default that would not have a material adverse effect on the ability of the PEG Parties to perform their respective obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(k)     The sale of the Additional Shares by Pattern Renewables pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is required to be included but is not set forth in the Time of Sale Prospectus and the Prospectus.

(l)     Neither of the PEG Parties has prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act), and has not distributed any written materials in connection with the offer or sale of the Additional Shares other than the Time of Sale Prospectus, Prospectus and Registration Statement.

3.     Agreements to Sell and Purchase.

(a)     On the basis of the representations, warranties, and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly and not jointly and severally, to purchase from the Company, at a purchase price of US $[—] per share (the “Purchase Price”), the respective number of Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto.

(b)     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Pattern Renewables hereby agrees to sell to the several Underwriters up to [—] Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly and not jointly and severally, such Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice by the Representatives to Pattern Renewables (with a courtesy copy to Latham & Watkins LLP, Attn: Kirk A. Davenport II) not later than 30 days after the Closing Date (as defined below). Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)     For a period of 180 days after the Closing Date, the Company and PEG Parties hereby agree that they will not, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than any registration statement on Form S-8), or file with a Canadian Securities Commission a preliminary prospectus, relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of each of BMO Nesbitt Burns Inc. and Morgan Stanley & Co. LLC, other than (A) the Shares to be sold hereunder or issued in connection with the

Contribution Transactions and transfers to PEG LP or to direct or indirect wholly-owned subsidiaries of PEG LP in connection with post-closing reorganization transactions, (B) any stock options, restricted stock awards, phantom stock awards or other awards or grants to be issued by the Company pursuant to stock incentive plans referred to in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, (C) any shares of Common Stock or other securities issued or realized upon the exercise, vesting or settlement of awards or grants issued pursuant to stock incentive plans disclosed in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, (D) pledges of securities by the PEG Parties to a regulated financial institution as security for a bona fide loan, provided, that the terms of such pledge expressly provides that such lender (and any successor or assign) agrees not to foreclose upon such pledged Common Stock for the remainder of the 180-day restricted period, and (E) the exchange or distribution of Common Stock by or between the PEG Parties and certain members of management of the Company immediately following the Contribution Transactions as set forth under the heading “Business Summary—The Contribution Transactions” of the Prospectus; provided, further that, prior to any distribution of any securities pursuant to clause (E), such transferee shall execute and deliver to the Representatives a lock-up agreement in which they agree to be bound by the restrictions contained in Section 6(f) for the remainder of the 180-day period (to the extent that such transferee is not otherwise a party to the lock-up agreement contemplated by Section 6(f)).

(d)     The Company hereby confirms their engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated as, and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of NASD Conduct Rule 2720 (or any successor rule) adopted by FINRA (“Rule 2720”) with respect to the offering and sale of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

4.     Terms of Public Offering. The Company and Pattern Renewables are each advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective and receipts have been and are deemed to have been issued pursuant to the Passport System in respect of the Canadian Final Prospectus as in your judgment is advisable. The Company and Pattern Renewables are each further advised by you that the Shares are to be offered to the public initially at US $[—] per share (the “Public Offering Price”).

5.     Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to such party in Federal or other funds immediately available in the City of Toronto against delivery of such Firm Shares for the respective accounts of the several Underwriters at 8:00 a.m., Toronto time, on [—], 2013, or at such other time on the same or such other date, not later than [—], 2013, as shall be designated in writing by you. The time and date of such payment are referred to herein as the “Closing Date.”

Payment for any Additional Shares shall be made to Pattern Renewables, or its designee, in Federal or other funds immediately available in the City of Toronto against delivery of such Additional Shares for the respective accounts of the several Underwriters at 8:00 a.m., Toronto time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [—], 2013, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor.

6.     Conditions to the Underwriters’ Obligations. The obligations of the Company and Pattern Renewables to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or Option Closing Date, as applicable, are subject to the conditions that (i) the Registration Statement shall have become effective and (ii) receipts have been, and are deemed to have been issued pursuant to the Passport System for the Canadian Final Prospectus not later than [—][a.m./p.m.] (Toronto time) on the date hereof, and (iii) the representations and warranties of the Company and the PEG Parties contained herein are true and correct as of the Closing Date or Option Closing Date, as applicable, and the statements of the Company and the PEG Parties and their officers made in any certificates delivered pursuant to this Agreement are true and correct on the Closing Date or Option Closing Date, as applicable, and (iv) the Company and the PEG Parties have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder.

The several obligations of the Underwriters are subject to the following further conditions:

(a)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)     The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company and the Chief Executive Officer or Chief Financial Officer of each of the PEG Parties, in each case, reasonably satisfactory to the Underwriters, to the effect that the representations and warranties of the Company and the PEG Parties, respectively, contained in this Agreement are true and correct as of the Closing Date and that the Company and the PEG Parties, respectively, have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date. Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)     The Underwriters shall have received on the Closing Date an opinion of Blake, Cassels & Graydon LLP, outside Canadian counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto, an opinion of Latham & Watkins LLP, outside U.S. counsel to the Company and the PEG Parties, dated the Closing Date, to the effect set forth in Exhibit B hereto, an opinion of [—], outside Chilean counsel to the Company, dated the Closing Date to the effect set forth in Exhibit C hereto, and an opinion of [—] and [—], US and Canadian internal counsel for the Company, to the effect set forth in Exhibit D-1 and Exhibit D-2 hereto, respectively.

(d)     The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins LLP, U.S. counsel for the Underwriters, dated the Closing Date and an opinion of Torys LLP, Canadian counsel for the Underwriters, dated the Closing Date, in each case, in a form satisfactory to the Underwriters.

(e)     [The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated as of the date of hereof and the Closing Date, respectively, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.]

(f)     The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between the Representatives and certain shareholders, officers and directors of the Company listed on Schedule VI hereto relating to sales and certain other dispositions of Common Stock or certain other securities, shall have been delivered to the Underwriters on or before the date hereof, and shall be in full force and effect on the Closing Date.

(g)     The Underwriters shall have received opinions of Blake, Cassels & Graydon LLP, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the Financial Statements and notes to such statements and the related auditors’ report on such statements, management’s discussion and analysis and disclosure under the headings [—], [—] and [—] (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and accurate translation of the English language version thereof.

(h)     The Underwriters shall have received opinions of Ernst & Young LLP dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of the Financial Information contained in the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

(i)     The Representatives shall have received evidence reasonably satisfactory to them that each of the Transaction Documents has been authorized and approved by the parties thereto.

(j)     The Shares to be sold at Closing shall have been approved for listing on Nasdaq, subject only to official notice of issuance and evidence of satisfactory distribution, and conditionally approved for listing and posting for trading on the TSX, on the business day immediately preceding the Closing Date, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(k)     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(l)     No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued.

(m)     The PEG Parties and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the certificates referred to in Section 6(b) as of the Option Closing Date as if references therein to the Closing Date were references to the Option Closing Date, the comfort letter from Ernst & Young LLP as of the Option Closing Date and such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.     Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)     To furnish to you, (i) without charge, [six] conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto); provided that any such document’s availability on EDGAR or SEDAR (or, in each case, any successor thereto) shall satisfy the foregoing requirements and (ii) in New York City, Toronto or such other cities as you may reasonably request direct (including with respect to the Canadian Supplemented Prospectus in the English and French languages), without charge, prior to 10:00 a.m. applicable local time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many commercial copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or the Registration Statement as you may reasonably request.

(b)     Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)     To furnish to you a copy of each proposed issuer free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed issuer free writing prospectus to which you reasonably object.

(d)     Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)     If BMO Nesbitt Burns Inc. and Morgan Stanley & Co. LLC agree to release or waive the restrictions set forth in a lock-up agreement described in Section 6(f) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

(f)     If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, or the Canadian Securities Laws, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with such applicable law.

(g)     If, during such period after the first date of the public offering of the Shares (or the filing of a Canadian Preliminary Prospectus) as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, or Canadian Securities Laws, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law, and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with such applicable law.

(h)     To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions (that are required for the offer and sale) as you shall reasonably request, provided that, in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i)     To make generally available to the Company’s shareholders and the Representatives as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)     To prepare and file with the OSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement, the Canadian Supplemented Prospectus in a form reasonably satisfactory to the Underwriters.

(k)     To use its best efforts to have the Shares accepted or approved, as the case may be, for listing on Nasdaq in the United States and the TSX in Canada.

(l)     To apply the net proceeds from the sale of the Shares as described in each of the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(m)     To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(n)     To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period referred to in Section 3(c) hereof.

8.     Expenses.

(a)     Whether or not the transactions contemplated in this Agreement are consummated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration, qualification and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, the Canadian Supplemented Prospectus and amendments and supplements to any of the foregoing, including all printing and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes (including stamp duty taxes) payable thereon, (iii) the cost of printing or producing any blue sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state and Canadian provincial securities laws as provided in Section 7(h) and 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Firm Shares by the FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the Shares on Nasdaq and the TSX, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all out-of-pocket costs of the Underwriters, including, without limitation, (a) all fees and disbursements of the Underwriters’ counsel and (b) all expenses incurred by the Underwriters in connection with the road show presentations, (x) all out-of-pocket expenses of the QIU acting in its capacity as such and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8. For the avoidance of doubt, the Company’s obligation to pay expenses under this Section 8 shall not include any obligation to pay underwriting commissions on any Additional Shares sold by Pattern Renewables. Pattern Renewables agrees to pay the fees, disbursements and expenses of counsel applicable to it and all fees and expenses of the Company in respect of any Additional Shares purchased by the Underwriters. It is understood, however, that, except as provided in this Section 8, and Sections 11, 12 and 14 hereof, the Underwriters will pay all stock transfer taxes on resale of any of the Shares by them.

(b)     The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the PEG Parties may otherwise have for the allocation of such expenses among themselves.

9.     Covenants of the Underwriters.

(a)     Each Underwriter severally covenants with the Company that, without the prior consent of the Company and the Representatives, it has not made and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

(b)     The Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Shares in the provinces and territories of Canada (a “Selling Firm”). The Underwriters shall, and shall require any Selling Firm, to comply with Canadian Securities Laws in connection with the distribution of the Shares and to offer the Shares for sale only in the provinces and territories of Canada directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Shares only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Shares will be offered for sale or sold in any province or territory of Canada by any Canadian Underwriter or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade. For the purposes of this Section 9, the Underwriters shall be entitled to assume that the Shares are qualified for distribution in each of the provinces and territories of Canada. For the avoidance of doubt, Wells Fargo Securities, LLC is not acting as an underwriter of the Shares in any province or territory of Canada and no action on the part of Wells Fargo Securities, LLC in its capacity as an underwriter of the offering of Shares in the United States will create any impression or support any conclusion that the firm is acting as a Canadian Underwriter of the Shares in any province or territory of Canada.

(c)     The obligations of the Underwriters under this Agreement are several and not joint and several, and no Underwriter will be liable for an act, omission, default or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

(d)     The Underwriters that are designated as “Canadian Underwriters” on Schedule I hereto (the “Canadian Underwriters”) shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Shares as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Shares in the provinces and territories of Canada, including notice of the total proceeds realized or number of Shares sold in each of the provinces and territories of Canada and any other jurisdiction.

10.     Indemnity and Contribution.

(a)     The Company and PEG Parties jointly and severally agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each Underwriter’s directors, officers and employees (the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by:

(i)     any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, Canadian Final Prospectus, any issuer free writing prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto;

(ii)     in the case of the Registration Statement or any amendment thereof, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iii)     in the case of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, (A) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made or (B) any “misrepresentation” as defined under Canadian Securities Laws,

(iv)     any order or any inquiry, investigation or proceeding announced, instituted or threatened by any court, securities regulatory authority, stock exchange or by any other competent authority naming an Underwriter as a party, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto;

(v)     any breach or default under any representation, warranty, covenant or agreement of the Company or the PEG Parties in this Agreement to or with the Underwriters; or

(vi)     the Company or either of the PEG Parties failing to comply with any requirement of any securities laws relating to the offering of the Shares.

except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission relating to Underwriters’ Disclosure, and, solely with respect to the Company, the PEG Parties’ Information;

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the PEG Parties, the directors of the Company and the PEG Parties, as applicable, the officers and employees of the Company and the PEG Parties, as applicable, and each person, if any, who controls the Company or any PEG Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, with reference to information in reliance upon and in conformity with the Underwriters’ Disclosure.

(c)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify, in writing, the person against whom such indemnity may be sought (the “indemnifying party”) (but the failure to so notify an indemnifying party shall not relieve such indemnifying party from its obligations hereunder to the extent it was not materially prejudiced as a result thereof and in any event shall not otherwise relieve it from any liability that it may have otherwise than on account of this indemnity agreement), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay fees and disbursements of such counsel, calculated on a solicitor and his own client basis, related to such proceeding (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the PEG Parties and all persons, if any, who control any PEG Party within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the PEG Parties and such control persons of the PEG Parties, such firm shall be designated in writing by the PEG Parties. Notwithstanding the foregoing, if indemnity is sought pursuant to Section 10(h) below, then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)     To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount of such losses, claims, damages or liabilities incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the PEG Parties on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this

Agreement or (ii) if the allocation provided by clause (i) above is not available for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the PEG Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the PEG Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the PEG Parties and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Time of Sale Prospectus and the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the PEG Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the PEG Parties, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Company, the PEG Parties and the Underwriters agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Shares.

(e)     The Company, the PEG Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which total underwriting discounts and commissions received by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)     The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company, the PEG Parties and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any PEG Party or the Company and (iii) acceptance of and payment for any of the Shares. The provisions of this Section 10 shall not affect any agreement among the Company and the PEG Parties with respect to indemnification or contribution.

(g)     The Company and the PEG Parties severally acknowledge and agree that the statements regarding delivery of Shares by the Underwriters set forth on the cover page of the Time of Sale Prospectus and the Prospectus, and, under the caption, “Underwriting”: (i) the [fourth paragraph], concerning dealer concessions and sales to discretionary accounts; (ii) the [eleventh] paragraph concerning internet distributions; and (iii) the [fifteenth] and [sixteenth] paragraphs, concerning stabilization transactions; in the Time of Sale Prospectus and the Prospectus constitute the Underwriters’ Disclosure; and the Underwriters severally confirm that the statements are correct.

(h)     In addition to and without limitation of the Company’s and the PEG Parties’ obligation to indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated as an Underwriter, the Company and the PEG Parties hereby jointly and severally agree to indemnify and hold harmless the QIU, its affiliates ((as such term is defined in Rule 501(b) under the Securities Act) and selling agents and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 in connection with the offering of the Securities.

11.     Termination. In addition to any other remedies which may be available to the Underwriters, the Representatives on behalf of the Underwriters shall be entitled to terminate and cancel, their obligations under this Agreement, by notice given to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date: (i) any inquiry, investigation or other proceeding is commenced or any order is issued under or pursuant to any statute of the United States, Canada or of any state, province or territory thereof or otherwise (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Underwriters or the Selling Firms), or there is any change of law, or the interpretation or administration thereof, which in the reasonable opinion of the Representatives operates to prevent or restrict the trading or the distribution of the Shares, (ii) there shall occur or be discovered by the Representatives any material change in the financial condition, assets, liabilities, business, affairs or operations of the Company and its subsidiaries (taken as a whole), which, in the Underwriters’ reasonable opinion, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by the Time of Sale Prospectus and the Prospectus, (iii) there has occurred any material change in the state of the financial markets, which, in the Representatives’ reasonable opinion, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by the Time of Sale Prospectus; (iv) there shall occur or have been announced any change or proposed change in the federal income tax laws of Canada or the United States, the regulations thereunder, current administrative decisions or practices or court decisions, any other applicable rules or the interpretation or administration thereof which, in any such case, in the Representatives’ reasonable opinion, could be expected to have a Material Adverse Effect on the market price or value of the Shares, (v) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Select Market or the Toronto Stock Exchange, (vi) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (vii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States or Canada shall have occurred, (viii) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Canadian authorities or (ix) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (ix), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus. If the Underwriters terminate their obligations hereunder pursuant to this Section 12, the Company’s and the PEG Parties’ only obligation to the Underwriters hereunder shall be limited to the Company’s and any PEG Party’s obligations under Section 10 and payment of expenses referred to in Section 8 hereof.

12.     Reliance on the Representatives. All steps or other actions which must or may be taken by the Underwriters in connection with this Agreement shall be taken by the Representatives, with the exception of matters contemplated by Sections 3, 10, 11 and 13 on the Underwriters’ behalf, and the execution of this Agreement by the Underwriters shall constitute the authority of the Company and the PEG Parties for accepting notification of any such steps or other actions from the Representatives.

13.     Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, (i) any

Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date and (ii) arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 24 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the PEG Parties. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(b)     If any Underwriter defaults pursuant to this Section, neither the Company nor the PEG Parties shall be obligated to reimburse such defaulting Underwriter for its out-of-pocket expenses.

14.     Relationship with TMX Group Limited. Each of CIBC World Markets Inc. and Scotia Capital Inc., or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

15.     Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and PEG Parties, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

16.     Submission to Jurisdiction. The Underwriters, the PEG Parties and the Company irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, or the offering of the Shares. The Underwriters, the PEG Parties and the Company irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

Each of the Company and the PEG Parties severally acknowledge that in connection with the offering of the Shares to be sold by such party: (i) the Underwriters have acted at arm’s length, are not agents of, and have assumed no, and owe no fiduciary duties to, the Company and the PEG Parties, (ii) the Underwriters owe the Company and the PEG Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the PEG Parties. The Company and the PEG Parties waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

17.     Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Company and the PEG Parties with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the PEG Parties agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18.     Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.     Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20.     Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by facsimile or email to the following addresses:

in the case of the Company or the PEG Parties:

Pier 1, Bay 3

San Francisco, CA 94111

Attention: General Counsel

Fax Number:

Email Address:

in the case of BMO Nesbitt Burns Inc.:

1 First Canadian Place

4th Floor, P.O. Box 150

Toronto, ON M5X 1H3

Attention:

Fax Number:

Email Address:

in the case of RBC Dominion Securities Inc.:

200 Bay Street, 4th Floor

Royal Bank Plaza, South Tower

Toronto, ON M5J 2W7

Attention: Robert Nicholson

Fax Number:

Email Address:

in the case of Morgan Stanley & Co. LLC:

1585 Broadway, 32nd Floor

New York, NY 10036

Attention:

Fax Number:

Email Address:

in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated:

One Bryant Park

New York, NY 10036

Attention:

Fax Number:

Email Address:

in the case of CIBC World Markets Inc.:

161 Bay Street, 7th Floor

Toronto, ON M5J 2S8

Attention: David Williams

Fax Number:

Email Address:

in the case of Scotia Capital Inc.:

40 King Street West, 66th Floor

Toronto, ON M5W 2X6

Attention:

Fax Number:

Email Address:

in the case of Wells Fargo Securities, LLC:

Seagram’s Building

375 Park Avenue, 4th Floor

New York, NY 10152

Attention:

Fax Number:

Email Address:

in the case of Canaccord Genuity Corp.:

161 Bay Street, Suite 3100

Toronto, ON M5J 2S1

Attention:

Fax Number:

Email Address:

in the case of Raymond James Ltd.:

40 King Street West, Suite 5300

Toronto, ON M5H 3Y2

Attention:

Fax Number:

Email Address:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PATTERN ENERGY GROUP INC.

By:
Name:	[•]
Title:	[•]

PATTERN RENEWABLES LP

By:
Name:	[•]
Title:	[•]

PATTERN ENERGY GROUP LP

By:
Name:	[•]
Title:	[•]

Dated: [—], 2013

Accepted for themselves and

on behalf of the several

Underwriters listed

in Schedule I hereto.

BMO Nesbitt Burns Inc.

RBC Dominion Securities Inc.

Morgan Stanley & CO. LLC

BMO NESBITT BURNS INC.

By:
Authorized Signatory

RBC DOMINION SECURITIES INC.

By:
Authorized Signatory

MORGAN STANLEY & CO. LLC

By:
Authorized Signatory

Solely in its capacity as qualified institutional underwriter pursuant to Section 3(d) hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Authorized Signatory

SCHEDULE I

Underwriters

Name	Number of Firm Securities
BMO Capital Markets Corp.†; BMO Nesbitt Burns Inc.*
RBC Capital Markets LLC†; RBC Dominion Securities Inc.*
Morgan Stanley & Co. LLC†; Morgan Stanley Canada Limited*
Merrill Lynch, Pierce, Fenner & Smith Incorporated†; Merrill Lynch Canada Inc.*
CIBC World Markets Corp.†; CIBC World Markets Inc.*
Scotia Capital (USA) Inc. †; Scotia Capital Inc.*
Wells Fargo Securities, LLC†
Cannacord Genuity Inc.†; Canaccord Genuity Corp.*
Raymond James (USA) Ltd.†; Raymond James Ltd.*

Total

†	Denotes U.S. Underwriter

*	Denotes Canadian Underwriter

SCHEDULE II

Schedule of Issuer Free Writing Prospectuses:

[ — ]

Pricing Information:

	Per Share	Without Overallotment Total	With Overallotment Total
Initial Public Offering Price
Underwriting Commissions
Proceeds to the Company (before expenses)

SCHEDULE III

Company subsidiaries

Pattern Chile Holdings LLC

Pattern US Operations Holdings LLC

Pattern Canada Operations Holdings ULC

Pattern Chile Holdings SpA

Pattern Chile Operators SpA

AEI-Pattern Holding Limitada

Parque Eólico El Arrayán SpA

Pattern US Finance Company LLC

Pattern Operators Puerto Rico LLC

Ocotillo Wind Holdings LLC

Pattern Operators GP LLC

Pattern Operators LP

Nevada Wind Holdings LLC

Hatchet Ridge Holdings LLC

Pattern Gulf Wind Equity LLC

Santa Isabel Holdings LLC

Spring Valley Wind LLC

Hatchet Ridge Wind, LLC

Pattern Gulf Wind Holdings LLC

Pattern Gulf Wind LLC

Pattern Santa Isabel LLC

Ocotillo Express LLC

Pattern South Kent GP Holdings Inc

Pattern Operators Canada ULC

Pattern Canada Finance Company ULC

South Kent Wind LP

South Kent Wind GP Inc.

Pattern St. Joseph Holdings Inc.

St. Joseph Windfarm Inc.

EXHIBIT E

Form of Lock-up Agreement

[Date]

BMO NESBITT BURNS INC.

RBC DOMINION SECURITIES INC.

MORGAN STANLEY & CO. LLC

As Representatives of the Several Underwriters,

c/o BMO Nesbitt Burns Inc.

1 First Canadian Place

4th Floor, P.O. Box 150

Toronto, ON M5X 1H3

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pattern Energy Group, Inc., a Delaware corporation (the “Company”), Pattern Renewables LP, a Delaware limited partnership, and Pattern Energy Group LP, a Delaware limited partnership, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.01 per share (the “Common Stock”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of each of BMO Nesbitt Burns Inc. and Morgan Stanley & Co. LLC on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the Closing Date, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Canadian Securities Laws and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale pledge or disposition, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchange for Common Stock without the prior written consent of the Representative, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers of shares of Common Stock by will or the laws of intestacy, (C) transfers of shares of Common Stock to any person related to the undersigned by blood, marriage or adoption, but no more than first cousin or a trust formed for the benefit of such related person, (D) transfers of shares of Common Stock pursuant to domestic relations or court orders (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plans permitted under Canadian provincial securities laws for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Stock during the 180-day period and no filing under 16(a) of the Exchange Act or under the securities laws and regulations of the provinces of Canada shall be made in connection with the implementation of any such plan, except to the extent required by law, and provided that none of the Company, the undersigned or any of their respective representatives shall announce or publicly disclose the establishment of such a plan during the 180-day period or (F) in the case of corporations or other entities, transfers of shares of Common Stock to affiliates; provided that, in each case, each donee or transferee shall execute and deliver to BMO Nesbitt Burns Inc. a lock-up letter in the form of this paragraph; and provided, further, that no filing by any party (donor, donee, transferor, or transferee) under the Securities Exchange Act of 1934, as amended, or Canadian Securities Laws, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made prior to the expiration of the 180-day period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs, or personal representatives of the undersigned.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iii) the Public Offering is not completed by December 31, 2013, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy, or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: